Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of February 1995
Distribution Date of March 15, 1995

Original Pool Amount                   $280,021,471.35

Beginning Pool Balance                 $198,921,224.81
Beginning Pool Factor                        0.7103785

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $7,462,633.81
  Interest Collected                     $1,463,541.44

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries           $81,007.02
Total Additional Deposits                   $81,007.02

Repos/Chargeoffs                           $355,748.09
Aggregate Number of Notes Charged Off               17

Total Available Funds                    $8,884,276.80

Ending Pool Balance                    $191,225,748.38
Ending Pool Factor                           0.6828967

Servicing Fee                              $165,767.69

Repayment of Servicer Advances             $122,905.47

Reserve Account:
  Beginning Balance                     $12,974,182.91
  Target Percentage                              6.50%
  Target Balance                        $12,429,673.64
  Minimum Balance                        $5,600,429.43
  (Release)/Deposit                       $(544,509.27)
  Ending Balance                        $12,429,673.64

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                            1,134,899.72      1,070
    31-60 days                              112,350.63        125
    60+ days                                 22,929.94         23

    Total                                 1,270,180.29      1,072

  Balances:
    60+ days                                481,801.09         23

Memo Item - Reserve Account

  Prior Month                           $12,929,879.61
  + Invest. Income                           57,954.28
  - Withdrawal                              (13,650.98)
    Beginning Balance                   $12,974,182.91

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of February 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $280,021,471.35     $89,606,000.00    $180,614,000.00      $9,801,471.35
 Distribution Percentages                                            100.00%             95.50%              4.50%
 Turbo Percentages                                                   100.00%              0.00%              0.00%
 Coupon                                                               4.531%             5.930%             6.260%

Beginning Pool Balance                    $198,921,224.81
Ending Pool Balance                       $191,225,748.38

Collected Principal                         $7,420,735.36
Collected Interest                          $1,463,541.44
Charge-Offs                                   $355,748.09
Servicing                                     $165,767.69
Cash Transfer from Reserve Account             $13,650.98
  Total Collections Available
    for Debt Service                        $8,732,160.09

Beginning Balance                         $193,596,611.49      $3,181,140.14    $180,614,000.00      $9,801,471.35

Interest Due                                  $955,676.64         $12,011.45        $892,534.18         $51,131.01
Interest Paid                                 $955,676.64         $12,011.45        $892,534.18         $51,131.01
Principal Due                               $7,776,483.45      $3,181,140.14      $4,388,552.86        $206,790.45
Principal Paid                              $7,776,483.45      $3,181,140.14      $4,388,552.86        $206,790.45
Turbo Principal                                     $0.00              $0.00              $0.00              $0.00

Ending Balance                            $185,820,128.04              $0.00    $176,225,447.14      $9,594,680.90
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.0000000000       0.9757020338       0.9789021014

Total Distributions                         $8,732,160.09      $3,193,151.59      $5,281,087.04        $257,921.46

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                                    $0.00

Beginning Reserve Account Balance          $12,974,182.91
(Release)/Draw                               $(544,509.27)
Ending Reserve Account Balance             $12,429,673.64

Memo Item - Advances:
 Servicer Advances - Current Month           $(122,905.47)
 Total Outstanding Servicer Advances        $2,248,594.71

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of February 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Oct 1994          Nov 1994          Dec 1994          Jan 1995          Feb 1995
Beg. Pool Balance        $230,731,855.08   $223,171,137.90   $216,695,290.23   $206,379,528.78   $198,921,224.81

A) Loss Trigger:
Principal of Contracts
  Charged off                $210,760.46        $41,169.01       $132,632.92       $278,730.90       $355,748.09
Recoveries                   $140,673.85       $262,250.32       $188,694.22        $98,943.32        $81,007.02


Total Charged off
  (Months 5,4,3)             $384,562.39
Total Recoveries
  (Months 3,2,1)              368,644.56
Net Loss/(Recoveries)
  for 3 Mos.                 $ 15,917.83(a)

Total Balance
  (Months 5,4,3)         $670,598,283.21(b)

Loss Ratio [(a/b)(12)]           0.0285%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $566,740.87       $659,235.38       $481,801.09
  As % of Beginning
    Pool Balance                                                    0.26154%          0.31943%          0.24221%
  Three Month Average                                               0.16338%          0.24648%          0.27439%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer